Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Riley Exploration Permian, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities*
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	457(o)	(1)	(2)	(2)	—	—
	Equity	Preferred Stock, par value $0.0001 per share	457(o)	(1)	(2)	(2)	—	—
	Debt	Debt Securities	457(o)	(1)	(2)	(2)	—	—
	Other	Warrants	457(o)	(1)	(2)	(2)	—	—
	Other	Units	457(o)	(1)	(2)	(2)	—	—
	Other	Rights	457(o)	(1)	(2)	(2)	—	—
	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	457(o)	(1)	(2)	$77,694,037.64	0.00014760	$11,467.64
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(c)	12,037,813 (3)	$25.46 (4)	$306,482,718.98 (4)	0.00014760	$45,236.85
Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415(a)(6)	(5)		—			S-3	333-255104	May 12, 2021	—
	Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)	(5)		—			S-3	333-255104	May 12, 2021	—
	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	415(a)(6)	(5)		$172,305,962.36			S-3	333-255104	May 12, 2021	$18,798.58
	Total Offering Amounts					$250,000,000		$56,704.49
	Total Fees Previously Paid							—
	Total Fee Offsets							$45,236.85
	Net Fee Due							$11,467.64

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claim	Security Type Associated with Fee Offset Claimed	Security Title Associate with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fees Offset Claims	Riley Exploration Permian, Inc.	S-3	333-255104	April 5, 2021		$46,604.81 (6)	Equity	Common Stock	15,321,922	$427,175,185.36
Fees Offset Sources	Riley Exploration Permian, Inc.	S-3	333-255104		April 5, 2021						$45,236,85 (6)

(1)
The registered hereunder include such indeterminate number of (a) shares of common stock, $0.001 par value per share (“Common Stock”), (b) shares of preferred stock, $0.0001 par value per share (“Preferred Stock”), (c) debt securities, (d) warrants to purchase Common Stock or Preferred Stock, (e) rights to purchase Common Stock or Preferred Stock, and (f) units consisting of some or all of these securities, as may be sold from time to time by Riley Exploration Permian, Inc. (the “Registrant”). There are also being registered hereunder an indeterminate number of shares of Common Stock and Preferred Stock as may be issued upon conversion, exchange or exercise of any securities that provide for such issuance or pursuant to the anti-dilution provisions of any such securities. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock or Preferred Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. The aggregate maximum offering price of all unallocated securities issued under this Registration Statement will not exceed $250,000,000.

(2)
The proposed maximum offering price per security and maximum aggregate offering price per class of securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Item 16(b) of Form S-3.

(3)	Comprised of 12,037,813 shares of Common Stock issued to the selling stockholders named in the Registration Statement.
(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Common Stock on May 6, 2024 as reported on the NYSE American.

(5)
The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) on April 7, 2021 (File No. 333-255104) (the “Prior Registration Statement”), which was declared effective on May 12, 2021, that registered $250,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $172,305,962.36 of unsold securities (the “Unsold Primary Securities”) that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Primary Securities on the Prior Registration Statement, the Registrant paid a filing fee of $18,798.58 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Primary Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Primary Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $77,694,037.64 of new securities registered on this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Primary Securities included on this Registration Statement will continue to be applied to such Unsold Primary Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Primary Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Primary Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(6)
The Prior Registration Statement registered 16,721,922 shares of Common Stock of the Registrant in a secondary offering with an aggregate offering price estimated per Rule 457(c) of $466,207,185.36, of which 15,321,922 shares remain unsold (the “Unsold Secondary Shares”). Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $45,236.85 of the $46,604.81 registration fee previously paid in connection with the Prior Registration Statement with respect to the Unsold Secondary Shares to offset the $45,236.85 registration fee that is payable in connection with the registration of the shares of the Registrant’s Common Stock for resale by the selling stockholders named herein. Accordingly, there is no filing fee required herewith with respect to the secondary offering.